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                                                                    EXHIBIT 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-4502, 33-98384 and 33-98386) pertaining to the 1995 Director Stock Option Plan, 1993 Stock Option Plan and 1995 Employee Stock Purchase Plan of PixTech, Inc. of our report dated February 9, 1998, with respect to the consolidated financial statements of PixTech, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


               /s/ Ernst & Young LLP

               Ernst & Young LLP



New York, New York

May 14, 1998